FUQI International Receives Final Notice of Noncompliance from NASDAQ

SHENZHEN, China, March 25, 2011 -- FUQI International, Inc. (Nasdaq: FUQI) today announced receipt of a notice of noncompliance from The NASDAQ Stock Market due to the Company’s inability to timely file its Annual Report on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission (“SEC”), which constitutes an additional basis for the delisting of the Company’s securities from The NASDAQ Stock Market.

As previously reported, the Company has been in the process of preparing restated  financial statements for the fiscal quarters ended March 31, June 30, and September 30, 2009 and had received notices from NASDAQ for not complying with NASDAQ's filing requirement as set forth in Listing Rule 5250(c)(1) (the “Rule”) because the Company had not filed its Form 10-K for the year ended December 31, 2009 and Forms 10-Q for each of the periods ended March 31, June 30, and September 30, 2010.

The Company appeared before the NASDAQ Hearings Panel (the “Panel”) on November 11, 2010, subsequent to which the Panel determined to continue the listing of the Company's common stock on The NASDAQ Stock Market subject to an extension through March 28, 2011, by which date the Company must file all delinquent reports with the SEC.  Under NASDAQ's rules, the extension through March 28, 2011 represents the maximum length of time that the Panel may grant the Company to come back into compliance with its rules.

Since the Company is not able to make all such filings by March 28, 2011 and no further extensions are available, the Company expects to receive a delisting determination from the Panel in the very near term indicating that the Company’s common stock will be delisted from The NASDAQ Stock Market.  The Company will provide additional disclosure upon receipt of such notice from NASDAQ.

The Company has been advised by Pink OTC Markets Inc., which operates an electronic quotation service for securities traded over-the-counter, that its securities are immediately eligible for quotation on the Pink Sheets.  The Company anticipates that its shares will continue to trade under the symbol FUQI.  Investors can view real time stock quotes for FUQI at http://www.otcmarkets.com.

The Company anticipates applying for re-listing on NASDAQ at such time as the Company is able to comply with all requirements for initial listing.

About FUQI International

Based in Shenzhen, China, FUQI International, Inc. is a leading designer, producer and seller of high quality precious metal jewelry in China. FUQI develops, promotes, manufactures and sells a broad range of products consisting of unique styles and designs made from gold and other precious metals such as platinum and Karat gold.

About Pink OTC Markets Inc.

Pink OTC Markets Inc. is a financial information and technology services company that operates an inter-dealer electronic quotation and trading system in the Over-the-Counter, or OTC, securities market. It is not registered with the Securities and Exchange Commission as a stock exchange or a broker-dealer firm. Investors should contact a broker-dealer firm to trade in a security quoted on the OTCQB or the other OTC tiers operated by Pink OTC Markets Inc.  More information is available at http://www.otcmarkets.com.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements including (without limitation) statements related to the Company's intentions to complete its restatements and file delinquent filings.  Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "believes," "expects," "anticipates" or similar expressions. Such information is based upon expectations of the Company's management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions. Such risks and uncertainties include, but are not limited to, the Company's ability to complete and file each of its restated Quarterly Reports on Form 10-Q/A for the periods ended March 31, June 30, and September 30, 2009, its Annual Report on Form 10-K for the year ended December 31, 2009, its Form 10-Q quarterly reports for each quarterly period in 2010, and its Annual Report on Form 10-K for the year ended December 31, 2010; ability to have the Company's securities traded on the OTC Pink Sheets; expected reduction in trading liquidity  and potentially negative effect on trading prices if the Company’s securities are traded on Pink Sheets; changes in the scope and nature of, and the time required to complete, the restatement process and the audit process for the years ended December 31, 2009 and 2010; the Company’s ability to successfully apply and re-list on NASDAQ; the Company's ability to remediate the material weaknesses in its internal controls; risks that additional material weaknesses will be identified which may prolong the restatement and audit process; the effect and results of various ongoing class action securities lawsuits and derivative litigations and an SEC investigation of which the Company is subject; the Company's inability to efficiently deploy resources to manage the restatement process and delinquent filings; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company does not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the Company's most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and its subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.